UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2016

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2016, Green Plains Inc. (“Green Plains”) entered into an asset purchase agreement (the “Agreement”) with Abengoa Bioenergy of Illinois, LLC (“AB Illinois”) and Abengoa Bioenergy of Indiana, LLC (“AB Indiana;” collectively with AB Illinois, the “Sellers”) to acquire AB Illinois’ business related to its Madison, IL ethanol plant and AB Indiana’s business related to its Mount Vernon, IN ethanol plant (collectively, the “Plants”) for aggregate consideration of approximately $200 million in cash, plus certain inventory, and the assumption of certain liabilities. The Plants have a combined annual production capacity of approximately 180 million gallons of ethanol.

The Sellers and certain other affiliates have pending cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The sale of the Plants under the Agreement is expected to be conducted under the provisions of Sections 105, 363 and 365 of the Bankruptcy Code and will constitute a stalking horse bid that will be subject to proposed bidding procedures and receipt of higher or otherwise better bids at the proposed auction for the Plants. If Green Plains is not the successful bidder at the auction, the Sellers must pay a break-up fee to Green Plains equal to $2.5 million per Plant plus reimbursement of expenses up to $500,000.

The Agreement is also subject to a number of conditions, including among others, (i) the approval of the Bankruptcy Court in the Chapter 11 cases; (ii) the accuracy of the representations and warranties of the parties; (iii) material compliance with the obligations set forth in the Agreement; and (iv) customary regulatory approvals.

Subject to the conditions in the Agreement, the transactions contemplated under the Agreement are expected to close in the third quarter of 2016.

Green Plains intends to fund the purchase in cash.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement, dated June 12, 2016, by and among Green Plains Inc. and Abengoa Bioenergy of Illinois, LLC and Abengoa Bioenergy of Indiana, LLC*

*	The schedules referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.
Date: June 13, 2016

	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement, dated June 12, 2016, by and among Green Plains Inc. and Abengoa Bioenergy of Illinois, LLC and Abengoa Bioenergy of Indiana, LLC*

*	The schedules referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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